REIMBURSEMENT AGREEMENT

Recitals

1. Effective January 1, 2011 (the "***Effective Date***") Central Energy GP, LLC ("***Central GP***") commenced conducting business in El Segundo, California at 2121 Rosecrans Avenue, Suite 3355, El Segundo, CA 90245 (the "***El Segundo Office***").

2. Rover Technologies LLC ("***Rover***") is currently paying all of the rent, utilities, telephones, and cost of office equipment and furnishings attributable to the use and occupancy of the El Segundo Office (collectively, "***Overhead Costs***").

3. Rover has agreed to allow Central GP to share its El Segundo Office space with the understanding and agreement that Central GP will reimburse Rover, on a monthly basis, for that portion of the Overhead Costs which are fairly allocable to Central GP's use of the El Segundo Office.

4. Central GP and Rover (the "***Parties***," and individually a "***Party***") are entering into this Reimbursement Agreement (this "***Agreement***") to set out the manner in which Central GP has agreed to reimburse Rover for Central GP's use of the El Segundo Office space.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Monthly Reimbursement Amount. Promptly following the end of each month, or portion thereof, during which Central GP shares the El Segundo Office with Rover, the Parties will mutually agree upon Central GP's allocable fair share of the Overhead Costs for the prior which will be reimbursed by Central GP to El Segundo (the "***Monthly Reimbursement Amount***").

2. Invoice for Monthly Reimbursement Amount. Promptly following the Parties' agreement with respect to the Monthly Reimbursement Amount to be paid by Central GP for the preceding month, or portion thereof, El Segundo will prepare and submit an invoice to Central GP for such amount. Central GP's written acceptance of such invoice shall constitute evidence of its agreement with respect to the amount of such Monthly Reimbursement and its obligation to pay the same.

3. Payment of Monthly Reimbursement Amount. Central GP agrees to pay each invoice submitted to it for Monthly reimbursement Amounts within ten (10) days of Central GP's receipt of such invoice.

4. Term of Agreement. This Agreement shall commence on the Effective Date and shall continue in force and effect thereafter on a monthly basis until terminated by either Party upon not less than thirty (30) days advance written notice.

[Signature Page Follows]

Rover Technologies LLC

By: ______________________
Ian Bothwell

Central Energy GP, LLC

By: ______________________
Imad Anbouba, President